Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:
Josie Hankey
Communications Strategist
Fallston Group, LLC
410-420-2001
josie.hankey@fallstongroup.com

Hamilton Bancorp, Inc. Appoints Jenny G. Morgan to Board of Directors

TOWSON, Md. (January 20, 2016)—Hamilton Bancorp, Inc. (the “Company”) (NASDAQ: HBK), holding company for Hamilton Bank (the “Bank”), today announced the appointment of Jenny G. Morgan to the boards of directors of the Company and the Bank following the retirement of director Russell K. Frome.  Ms. Morgan joins seven other board members currently overseeing the community bank’s financial and operational success.

“I am honored to welcome Jenny as a member of Hamilton’s boards,” said Robert DeAlmeida, the Company’s President and Chief Executive Officer. "Jenny has over 25 years of experience building successful, growth-oriented companies in the healthcare information technology market.  She is a seasoned executive with a demonstrated track record of success in the Baltimore business community. She has also served a six year term on the Baltimore Branch of the Federal Reserve Bank of Richmond, including service as chairperson for a three year term. I am confident her knowledge of the Baltimore business community and banking industry, as well as her senior leadership experience, will make her a great addition to the boards.”

Ms. Morgan is currently President and Chief Executive Officer of basys, inc., a growing technology company that for 40 years has provided benefits administration systems for third-party administrators and self-administered fund offices in the multiemployer market throughout the United States and Canada. Prior to joining basys, inc. in 2009, Ms. Morgan served as an Investment Principal at Sterling Partners, a top middle-market private equity firm, where her responsibilities included identifying, evaluating and executing prospective investments and working with portfolio companies to leverage opportunities for growth and operational efficiencies. Before joining Sterling Partners in 2006, Ms. Morgan was Chief Executive Officer of ViPS, Inc. (now a subsidiary of General Dynamics Information Technology), which grew into one of the Baltimore area’s largest information technology companies during her 20-year leadership.

 “I am pleased to join Hamilton Bancorp, Inc.’s board of directors,” said Ms. Morgan. “The concept of community is one of the strongest and most important principles in the market basys serves, so being part of a community bank – and in Baltimore, where I’ve spent my entire career – seems entirely fitting. I hope my experience and perspective will help the Bank continue to thrive.”

Ms. Morgan holds a Master of Administrative Sciences degree from Johns Hopkins University and a Bachelor of Arts degree in economics from Brandeis University.  She was selected as a finalist for the Ernst & Young Entrepreneur of The Year® Award in 2000 and named an Ernst & Young Entrepreneur of The Year® Award winner for the state of Maryland in 2005. From 2001 to 2003, she received the Deloitte & Touche Technology Fast 50 award as CEO of one of Maryland’s 50 fastest-growing technology companies. Ms. Morgan also serves on a number of local, privately held company boards.

For additional information about the Company, contact Josie Hankey at 410-420-2001 or by email at josie.hankey@fallstongroup.com.

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About Hamilton Bank

Founded in 1915, Hamilton Bank is a community bank with approximately $364 million in assets that operates five branch locations across Greater Baltimore, serving the communities of Cockeysville, Pasadena, Towson, Rosedale and Baltimore in Maryland. Hamilton Bank is a community bank dedicated to building lasting relationships with small and middle market businesses in southern Pennsylvania, Maryland, Washington, D.C. and northern Virginia through mortgages, consumer loans and commercial products. Together. Let’s Grow. www.Hamilton-Bank.com.

Member FDIC and Equal Housing Lender

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, legislative and regulatory changes that could adversely affect the business in which Hamilton Bancorp, Inc. and Hamilton Bank are engaged, and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.